Item 30. Exhibit (h)  i. h1ii

AMENDMENT NO. 2 TO THE FUND PARTICIPATION AGREEMENT
AMONG MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,
EATON VANCE VARIABLE TRUST, AND EATON VANCE DISTRIBUTORS, INC.

THIS AMENDMENT, made and entered into as of the 10th day of August, 2021, amends the Fund Participation Agreement entered into as of the 30th day of January, 2017, as amended (the “Agreement”) by and among MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY, a life insurance company organized under the laws of the Commonwealth of Massachusetts (the “Company”), EATON VANCE VARIABLE TRUST (the "Trust"), a Massachusetts business trust, and EATON VANCE DISTRIBUTORS, INC. (the “Underwriter”).

WHEREAS, the parties desire to amend the Agreement;

NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the Agreement as follows:

1.
The parties wish to amend the Agreement to add C.M. Life Insurance Company, a Connecticut life insurance company, as a party. The parties agree to add C.M. Life Insurance Company to the Agreement with the same rights and obligations as Massachusetts Mutual Life Insurance Company thereunder.

2.	All references in the Agreement to “Company” shall be deemed to include C.M. Life Insurance Company.

3.	Schedule A to the Agreement is hereby deleted in its entirety and replaced with the attached Schedule A.

IN WITNESS WHEREOF, the parties hereto have entered into this Agreement on this 10th day of August, 2021.

Company:
Massachusetts Mutual Life Insurance Company.

By:	/s/ Michael S. Dunn
Name:	Michael S. Dunn
Title:	Head of Institutional Insurance

C.M. Life Insurance Company.

By:	/s/ Michael S. Dunn
Name:	Michael S. Dunn
Title:	Vice President

Eaton Vance Variable Trust.

By:	/s/ James Kirchner [_____]
Name:	James Kirchner
Title:	Treasurer

By:	/s/ Brian Taranto [_____]
Name:	Brian Taranto
Title:	Chief Administrative Officer

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SCHEDULE A

Separate Accounts of Massachusetts Mutual Life Insurance Company participating in Funds of the Trust:

•	Massachusetts Mutual Variable Life Separate Account I
•	Massachusetts Mutual Variable Life Separate Account IX
•	C.M. Life Variable Life Separate Account I